EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2023, relating to the consolidated financial statements of Joby Aviation, Inc. and the effectiveness of Joby Aviation, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Joby Aviation, Inc. for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 7, 2023